UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2923 Smith Road, Fairlawn, Ohio		44333
(Address of principal executive offices)		(Zip Code)

(330) 666-7979

(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On September 26, 2012, the registrant issued a press release announcing the redemption of its TARP Securities (defined below).

On September 12, 2012, the Company entered into a Securities Purchase Agreement by and between the United States Department of the Treasury (the “Treasury”) and Central Federal Corporation (the “Agreement”). The Agreement allowed the Company to redeem the Preferred Stock and Warrant held by the Treasury and forgive all accrued but unpaid dividends on the Preferred Stock issued in connection with the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (together, the “TARP Securities”) for a total payment of $3.0 million. Redemption of the TARP Securities was contingent on the Company raising gross proceeds of $22.5 million from its common stock offering and was subject to regulatory approval from the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve Bank of Cleveland (the “Fed”). Gross proceeds from the stock offering completed on August 20, 2012 totaled $22.5 million and regulatory approval was received from the OCC and the Fed. The redemption of the TARP Securities was completed on September 26, 2012.

The Agreement is included as Exhibit 10.1 to this Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the Agreement.

On December 5, 2008, the Company issued $7,225,000 of preferred stock and a warrant to purchase common stock to the Treasury under the TARP Capital Purchase Program pursuant to a Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement – Standard Terms, between the Company and the Treasury. The Company issued and sold (1) 7,225 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series A, liquidation preference of $1,000 per share (the “Preferred Stock”), and (2) a ten-year warrant (the “Warrant”) to purchase up to 67,314 shares of the Company’s common stock at an exercise price of $16.10 per share. Cumulative dividends on the Preferred Stock accrued on the liquidation preference at a rate of 5% per annum for the first five years, with an increase to a rate of 9% per annum thereafter. The Preferred Stock, Warrant and all accrued but unpaid dividends were redeemed on September 26, 2012.

A press release announcing the redemption of the TARP Securities is included as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement by and between the United States Department of the Treasury and Central Federal Corporation dated as of September 12, 2012

99.1	Press release issued by the registrant on September 26, 2012 announcing the redemption of its TARP Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: October 1, 2012	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer

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